EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2025 Fourth Quarter Financial Results

Record Fiscal Year Results, with Net Income of $305.9 million, up 17%
Quarterly Net Operating Revenues of $585.1 million, up 29%
Record Quarterly Net Income of $85.7 million, Quarterly ROE of 15.2%
Quarterly Diluted EPS of $1.57 per share, Fiscal Year of $5.89 per share

New York, NY – November 24, 2025 – StoneX Group Inc. (the “Company”; NASDAQ: SNEX), a leading financial services franchise connecting clients to global markets, today announced its financial results for the fiscal fourth quarter and year ended September 30, 2025.
Sean O’Connor, the Company’s Executive Vice-Chairman of the Board, stated, “We are pleased to announce our results to close out fiscal year 2025, one which marked another record annual performance in both revenues and net income and one in which we continue to grow both our product capabilities and client base. We achieved a record quarterly result, driven by strong contributions in equities trading, prime brokerage, and fixed income, as well as the closing of the acquisitions of R.J. O’Brien and The Benchmark Company, LLC. Overall, this resulted in a 12% increase in quarterly net income versus the prior year despite $9.3 million in acquisition-related charges in the current quarter, including $8.0 million in investment banking fees and $1.3 million in bridge loan financing charges, which combined equated to a reduction of approximately $0.13 in diluted EPS for the quarter.
We are confident that integrating these acquisitions will allow us to deliver a more comprehensive suite of products to both new and existing clients. Our ongoing strategy centers on driving shareholder value by expanding our product offerings, growing our client base, and increasing our geographic reach, all while maintaining our unwavering commitment to delivering exceptional client service.” Mr. O’Connor added.

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (the “SEC”). Upon filing, the Annual Report on Form 10-K will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended September 30,			Fiscal Year Ended September 30,
(Unaudited) (in millions, except share and per share amounts)	2025	2024	% Change	2025	2024	% Change
Revenues:
Sales of physical commodities	$31,579.0	$30,247.2	4%	$128,462.6	$96,586.2	33%
Principal gains, net	303.8	308.4	(1)%	1,247.2	1,189.6	5%
Commission and clearing fees	248.6	139.1	79%	728.2	548.0	33%
Consulting, management, and account fees	67.6	43.2	56%	205.9	167.2	23%
Interest income	524.4	401.1	31%	1,734.3	1,396.8	24%
Total revenues	32,723.4	31,139.0	5%	132,378.2	99,887.8	33%
Cost of sales of physical commodities	31,521.1	30,218.9	4%	128,251.3	96,451.6	33%
Operating revenues	1,202.3	920.1	31%	4,126.9	3,436.2	20%
Transaction-based clearing expenses	109.0	85.5	27%	382.2	319.3	20%
Introducing broker commissions	71.9	42.0	71%	211.4	166.2	27%
Interest expense	408.6	323.5	26%	1,402.7	1,115.7	26%
Interest expense on corporate funding	27.7	14.3	94%	77.8	67.8	15%
Net operating revenues	585.1	454.8	29%	2,052.8	1,767.2	16%
Variable compensation and benefits	183.2	120.3	52%	607.1	506.5	20%
Net contribution	401.9	334.5	20%	1,445.7	1,260.7	15%
Fixed compensation and benefits	137.6	112.1	23%	500.6	435.9	15%
Trading systems and market information	22.3	20.9	7%	83.1	79.1	5%
Professional fees	26.9	14.7	83%	86.3	69.7	24%
Non-trading technology and support	25.6	19.8	29%	87.3	73.4	19%
Occupancy and equipment rental	15.3	14.2	8%	55.7	49.0	14%
Selling and marketing	12.1	12.5	(3)%	50.5	52.6	(4)%
Travel and business development	9.6	7.3	32%	33.0	28.4	16%
Communications	2.9	2.1	38%	9.3	8.5	9%
Depreciation and amortization	21.3	17.3	23%	67.5	53.1	27%
Bad debts, net of recoveries	0.8	0.8	—%	3.1	0.6	417%
Other	19.4	14.8	31%	66.0	65.1	1%
Total fixed compensation and other expenses	293.8	236.5	24%	1,042.4	915.4	14%
Other gains, net	1.1	0.1	n/m	5.5	8.8	(38)%
Income before tax	109.2	98.1	11%	408.8	354.1	15%
Income tax expense	23.5	21.4	10%	102.9	93.3	10%
Net income	$85.7	$76.7	12%	$305.9	$260.8	17%
Earnings per share:(1)
Basic	$1.67	$1.61	4%	$6.22	$5.49	13%
Diluted	$1.57	$1.55	1%	$5.89	$5.31	11%
Weighted-average number of common shares outstanding:(1)
Basic	49,384,274	46,210,701	7%	47,431,675	45,808,855	4%
Diluted	52,569,233	47,999,485	10%	50,124,502	47,437,543	6%

Return on equity (“ROE”)(2)	15.2%	18.5%		15.6%	16.9%
ROE on tangible book value(2)	20.6%	19.4%		17.9%	17.8%
n/m = not meaningful to present as a percentage

(1)	On March 21, 2025, the Company effected a three-for-two stock dividend to stockholders of record as of March 11, 2025. The stock split increased the number of shares of common stock outstanding. All share and per share amounts have been retroactively adjusted for the stock split.
(2)	The Company calculates ROE on stated book value based on net income divided by the average stockholders’ equity, calculated based on average monthly total stockholders’ equity amounts. For the calculation of ROE on tangible book value, the amount of goodwill and intangibles, net is excluded from stockholders’ equity.

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended September 30,			Fiscal Year Ended September 30,
(in millions)	2025	2024	% Change	2025	2024	% Change
Segment operating revenues represented by:
Commercial	$291.9	$211.4	38%	$1,005.9	$877.3	15%
Institutional	771.7	554.1	39%	2,498.5	1,962.1	27%
Self-Directed/Retail	81.1	103.7	(22)%	405.5	389.6	4%
Payments	52.1	48.6	7%	213.8	209.6	2%
Corporate	20.9	15.0	39%	64.4	46.9	37%
Eliminations	(15.4)	(12.7)	21%	(61.2)	(49.3)	24%
Operating revenues	$1,202.3	$920.1	31%	$4,126.9	$3,436.2	20%

The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended September 30,			Fiscal Year Ended September 30,
(in millions)	2025	2024	% Change	2025	2024	% Change
Segment income represented by:
Commercial	$111.4	$89.2	25%	$395.5	$391.2	1%
Institutional	133.8	77.3	73%	385.8	266.0	45%
Self-Directed/Retail	14.5	29.8	(51)%	129.6	115.8	12%
Payments	30.1	24.8	21%	116.8	112.6	4%
Total segment income	$289.8	$221.1	31%	$1,027.7	$885.6	16%
Reconciliation of segment income to income before tax:
Segment income	$289.8	$221.1	31%	$1,027.7	$885.6	16%
Net operating loss within Corporate (1)	(16.0)	(9.4)	70%	(56.6)	(64.7)	(13)%
Overhead costs, net of shared services	(164.6)	(113.6)	45%	(562.3)	(466.8)	20%
Income before tax	$109.2	$98.1	11%	$408.8	$354.1	15%

(1)	Includes interest expense on corporate funding.

Key Operating Metrics
The tables below present operating revenues disaggregated across the key products we provide to our clients and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

	Three Months Ended September 30,			Fiscal Year Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Operating Revenues (in millions):
Listed derivatives	$207.6	$118.2	76%	$574.2	$469.6	22%
Over-the-counter (“OTC”) derivatives	58.6	46.2	27%	214.4	209.9	2%
Securities	519.4	411.8	26%	1,833.6	1,442.7	27%
FX/Contracts for difference (“CFD”) contracts	55.6	84.7	(34)%	312.5	316.1	(1)%
Payments	50.9	47.3	8%	209.2	205.1	2%
Physical contracts	65.9	53.3	24%	287.0	217.9	32%
Interest/fees earned on client balances	165.6	113.6	46%	477.8	432.1	11%
Other	73.2	42.7	71%	215.0	145.2	48%
Corporate	20.9	15.0	39%	64.4	46.9	37%
Eliminations	(15.4)	(12.7)	21%	(61.2)	(49.3)	24%
	$1,202.3	$920.1	31%	$4,126.9	$3,436.2	20%
Volumes and Other Select Data:
Listed derivatives (contracts, 000’s)(1)	66,331	57,512	15%	237,423	214,811	11%
Listed derivatives, average rate per contract (“RPC”)(2)	$2.79	$1.99	40%	$2.26	$2.09	8%
Average client equity - listed derivatives (millions)(1)	$11,321	$6,636	71%	$7,785	$6,206	25%
OTC derivatives (contracts, 000’s)	985	954	3%	3,759	3,538	6%
OTC derivatives, average RPC	$60.40	$49.05	23%	$57.65	$59.62	(3)%
Securities average daily volume (“ADV”) (millions)	$9,471	$7,574	25%	$9,085	$7,156	27%
Securities rate per million (“RPM”)(3)	$315	$257	23%	$278	$256	9%
Average money market/FDIC sweep client balances (millions)	$1,246	$993	25%	$1,233	$1,017	21%
FX/CFD contracts ADV (millions)	$10,213	$11,019	(7)%	$11,403	$10,813	5%
FX/CFD contracts RPM	$83	$122	(32)%	$107	$115	(7)%
Payments ADV (millions)	$79	$70	13%	$80	$69	16%
Payments RPM	$10,234	$10,658	(4)%	$10,444	$11,693	(11)%

Adjusted EBITDA (in millions)(4)	$170.9	$139.0	23%	$597.6	$503.4	19%

(1)	The acquisition of RJO, effective July 31, 2025, contributed 20.0 million listed derivative contracts in the three months and fiscal year ended September 30, 2025. Also, for the three months and fiscal year ended September 30, 2025, the average client equity includes the effect of an incremental $5.6 billion per month from RJO for the two months post-acquisition.
(2)	Give-up fee revenues, related to contract execution for clients of other FCMs, as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(3)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM while interest income related to securities lending is excluded.
(4)	Adjusted EBITDA is a non-GAAP measure. See Appendix - Non-GAAP Financial Information for further information.
Operating Revenues
Operating revenues increased $282.2 million, or 31%, to $1,202.3 million in the three months ended September 30, 2025 compared to $920.1 million in the three months ended September 30, 2024. The acquisition of RJO contributed $141.0 million in operating revenues. The table above displays operating revenues disaggregated across the key products we provide to our clients.
Operating revenues derived from listed derivatives increased $89.4 million, principally driven by the acquisition of RJO which contributed $89.5 million. Our Commercial and Institutional segments added $40.5 million and $48.9 million, respectively.
Operating revenues derived from OTC derivatives increased $12.4 million, principally resulting from a 23% increase in OTC average rate per contract as well as a 3% increase in OTC derivative volumes.
Operating revenues derived from securities transactions increased $107.6 million, principally due to a 25% increase in ADV as well as a 23% increase in the securities RPM. Carried interest income on fixed income securities is a component of operating revenues, however, interest expense associated with financing these positions is not. In the calculation of securities RPM in the table above, we deduct interest expense associated with our fixed income activities from operating revenues, as well as exclude interest income related to securities lending, in order to provide a more useful measure of the financial performance of our securities business. Net operating revenues derived from securities transactions increased $48.7 million, principally due to the increase in ADV and RPM noted above.

Operating revenues derived from FX/CFD contracts declined $29.1 million, as a result of a $24.7 million and $4.4 million declines in our Self-Directed/Retail and Institutional segments, respectively, which was principally driven by a 32% decrease in RPM and a 7% decline in ADV, principally due to diminished FX volatility.
Operating revenues from payments increased $3.6 million, principally driven by a 13% increase in payments ADV, which was partially offset by a 4% decline in payments RPM.
Operating revenues derived from physical contracts increased $12.6 million, primarily as a result of a $19.5 million increase in physical agricultural and energy operating revenues, which was partially offset by a $6.8 million decline in precious metals operating revenues. Precious metals related operating revenues were unfavorably impacted by unrealized losses on derivative positions of $5.0 million and $4.5 million in the three months ended September 30, 2025 and 2024, respectively, related to physical inventories held at the lower of cost or net realizable value.
Interest and fee income earned on client balances, which is associated with our listed and OTC derivative businesses, as well as our Correspondent Clearing and Independent Wealth Management businesses, increased $52.0 million, principally driven by the acquisition of RJO which contributed $50.0 million. Average client equity and average money-market/FDIC sweep client balances increased 71% and 25%, respectively. For the fiscal year ended September 30, 2025, the average client equity includes the effect of an incremental $5.6 billion per month from RJO for the two months post-acquisition.
Interest expense

	Three Months Ended September 30,			Fiscal Year Ended September 30,
(in millions)	2025	2024	% Change	2025	2024	% Change
Interest expense attributable to:
Trading activities:
Institutional dealer in fixed income securities	$311.9	$253.2	23%	$1,063.6	$852.4	25%
Securities borrowing	30.9	19.1	62%	99.3	64.3	54%
Client balances on deposit	54.3	33.5	62%	154.0	132.9	16%
Short-term financing facilities of subsidiaries and other direct interest of operating segments	11.5	17.7	(35)%	85.8	66.1	30%
	408.6	323.5	26%	1,402.7	1,115.7	26%
Corporate funding	27.7	14.3	94%	77.8	67.8	15%
Total interest expense	$436.3	$337.8	29%	$1,480.5	$1,183.5	25%
The increase in interest expense attributable to fixed income securities and securities borrowing was principally due to the growth in the size of the security repo and securities lending businesses.
During the three months ended September 30, 2025, the notional amount of senior secured notes increased from $550 million to $1,175 million with the issuance of the Senior Secured Notes due 2032, which closed on July 8, 2025, in conjunction with the acquisition of R.J. O’Brien, which closed on July 31, 2025. The period also included $1.3 million, related to the remaining portion of the bridge loan financing fees for the issuance of the Senior Secured Notes due 2032. Additionally, interest expense on the corporate credit facility increased principally due to higher average borrowings outstanding.
Net Operating Revenues
The table below presents a disaggregation of consolidated net operating revenues used by management in evaluating our performance, for the periods indicated:

	Three Months Ended September 30,			Fiscal Year Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Net Operating Revenues (in millions):
Listed derivatives	$95.2	$52.1	83%	$262.3	$216.0	21%
OTC derivatives	58.7	46.2	27%	214.3	209.8	2%
Securities	148.1	99.4	49%	496.2	370.1	34%
FX/CFD contracts	46.9	76.6	(39)%	277.1	282.2	(2)%
Payments	47.8	44.7	7%	197.6	195.1	1%
Physical contracts	49.7	39.4	26%	208.7	174.0	20%
Interest, net / fees earned on client balances	112.2	83.4	35%	338.0	306.8	10%
Other	42.5	22.4	90%	115.2	77.9	48%
Corporate	(16.0)	(9.4)	70%	(56.6)	(64.7)	(13)%
	$585.1	$454.8	29%	$2,052.8	$1,767.2	16%

Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended September 30,				Fiscal Year Ended September 30,
(in millions)	2025	% of Total	2024	% of Total	2025	% of Total	2024	% of Total
Variable compensation and benefits	$183.2	28%	$120.3	24%	$607.1	27%	$506.5	26%
Transaction-based clearing expenses	109.0	16%	85.5	18%	382.2	17%	319.3	17%
Introducing broker commissions	71.9	11%	42.0	9%	211.4	10%	166.2	9%
Total variable expenses	364.1	55%	247.8	51%	1,200.7	54%	992.0	52%
Fixed compensation and benefits	137.6	21%	112.1	23%	500.6	22%	435.9	23%
Other fixed expenses	155.4	24%	123.6	26%	538.7	24%	478.9	25%
Bad debts, net of recoveries	0.8	—%	0.8	—%	3.1	—%	0.6	—%
Total non-variable expenses	293.8	45%	236.5	49%	1,042.4	46%	915.4	48%
Total non-interest expenses	$657.9	100%	$484.3	100%	$2,243.1	100%	$1,907.4	100%
Other Gains, net
The results of the three months ended September 30, 2025 included a gain of $1.3 million resulting from proceeds received from a class action settlement, partially offset by an equity investment loss.
Segment Results
Our business activities are managed through four operating segments, including Commercial, Institutional, Self-Directed/Retail and Payments.
The tables below present the financial performance, a disaggregation of operating revenues, select operating data and metrics, and a disaggregation of net operating revenue used by management in evaluating the performance of our segments, for the periods indicated.
During the three months ended September 30, 2025, our acquisition of RJO triggered a reassessment of the financial information reviewed by management. We determined the acquired business activities of RJO were similar to our existing businesses, and the reassessment confirmed the current composition of the Company’s operating segments, except for one change resulting in the combination of all physical trading capabilities in precious metals being reported within the Commercial segment. Previously, the Self-Directed/Retail segment contained a portion of our precious metals activities. All segment information has been revised to reflect all precious metals business within the Commercial segment retroactive to October 1, 2023.
Additional information on the performance of our segments will be included in our Annual Report on Form 10-K to be filed with the SEC.

Commercial

	Three Months Ended September 30,			Fiscal Year Ended September 30,
(in millions)	2025	2024	% Change	2025	2024	% Change
Revenues:
Sales of physical commodities	$31,579.0	$30,247.2	4%	$128,462.6	$96,586.2	33%
Principal gains, net	72.5	78.6	(8)%	310.8	338.2	(8)%
Commission and clearing fees	85.2	49.0	74%	243.3	192.6	26%
Consulting, management and account fees	9.8	7.6	29%	31.7	29.8	6%
Interest income	66.5	47.9	39%	208.8	182.1	15%
Total revenues	31,813.0	30,430.3	5%	129,257.2	97,328.9	33%
Cost of sales of physical commodities	31,521.1	30,218.9	4%	128,251.3	96,451.6	33%
Operating revenues	291.9	211.4	38%	1,005.9	877.3	15%
Transaction-based clearing expenses	25.0	18.6	34%	83.2	70.3	18%
Introducing broker commissions	33.4	11.3	196%	70.6	44.3	59%
Interest expense	22.2	13.1	69%	83.4	41.8	100%
Net operating revenues	211.3	168.4	25%	768.7	720.9	7%
Variable compensation and benefits	51.3	40.5	27%	192.9	174.5	11%
Net contribution	160.0	127.9	25%	575.8	546.4	5%
Fixed compensation and benefits	20.8	17.2	21%	77.6	68.9	13%
Other fixed expenses	27.1	21.3	27%	102.1	93.0	10%
Bad debts, net of recoveries	0.7	0.2	250%	1.6	0.2	700%
Non-variable direct expenses	48.6	38.7	26%	181.3	162.1	12%
Other gains	—	—	—%	1.0	6.9	(86)%
Segment income	111.4	89.2	25%	395.5	391.2	1%
Allocation of overhead costs	9.7	8.8	10%	39.2	35.6	10%
Segment income, less allocation of overhead costs	$101.7	$80.4	26%	$356.3	$355.6	—%

	Three Months Ended September 30,			Fiscal Year Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Operating Revenues (in millions):
Listed derivatives	$105.7	$65.2	62%	$316.1	$262.3	21%
OTC derivatives	58.6	46.2	27%	214.4	209.9	2%
Physical contracts	65.9	53.3	24%	287.0	217.9	32%
Interest/fees earned on client balances	54.9	39.7	38%	161.6	160.2	1%
Other	6.9	7.0	(1)%	26.8	27.0	(1)%
	$292.0	$211.4	38%	$1,005.9	$877.3	15%

Volumes and Other Select Data:
Listed derivatives (contracts, 000’s)(1)	16,278	10,202	60%	51,402	39,906	29%
Listed derivatives, average RPC(2)	$6.21	$6.18	—%	$5.91	$6.33	(7)%
Average client equity - listed derivatives (millions)(1)	$3,259	$1,725	89%	$2,114	$1,715	23%
OTC derivatives (contracts, 000’s)	985	954	3%	3,759	3,538	6%
OTC derivatives, average RPC	$60.40	$49.05	23%	$57.65	$59.62	(3)%

(1)	The acquisition of RJO, effective July 31, 2025, contributed 4.1 million listed derivative contracts in the fiscal year ended September 30, 2025. Also, for the fiscal year ended September 30, 2025, the average client equity includes the effect of an incremental $2.3 billion per month from RJO for the two months post-acquisition.
(2)	Give-up fee revenues, related to contract execution for clients of other FCMs, as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average RPC.

	Three Months Ended September 30,			Fiscal Year Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Net Operating Revenues (in millions):
Listed derivatives	$51.5	$38.9	32%	$177.7	$161.9	10%
OTC derivatives	58.7	46.2	27%	214.3	209.8	2%
Physical contracts	49.7	39.4	26%	208.7	174.0	20%
Interest/fees earned on client balances	44.9	36.7	22%	141.5	148.3	(5)%
Other	6.6	7.1	(7)%	26.5	26.9	(1)%
	$211.4	$168.3	26%	$768.7	$720.9	7%

Institutional

	Three Months Ended September 30,			Fiscal Year Ended September 30,
(in millions)	2025	2024	% Change	2025	2024	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	132.3	114.1	16%	464.4	404.1	15%
Commission and clearing fees	148.6	76.2	95%	426.9	301.9	41%
Consulting, management and account fees	38.4	20.1	91%	99.8	76.1	31%
Interest income	452.4	343.7	32%	1,507.4	1,180.0	28%
Total revenues	771.7	554.1	39%	2,498.5	1,962.1	27%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	771.7	554.1	39%	2,498.5	1,962.1	27%
Transaction-based clearing expenses	78.1	61.8	26%	275.7	228.0	21%
Introducing broker commissions	10.5	6.9	52%	33.6	31.2	8%
Interest expense	391.3	311.1	26%	1,332.3	1,072.5	24%
Net operating revenues	291.8	174.3	67%	856.9	630.4	36%
Variable compensation and benefits	99.1	51.5	92%	281.5	200.1	41%
Net contribution	192.7	122.8	57%	575.4	430.3	34%
Fixed compensation and benefits	25.5	20.7	23%	87.5	77.1	13%
Other fixed expenses	33.6	24.3	38%	101.4	88.5	15%
Bad debts, net of recoveries	0.1	0.5	(80)%	—	(1.3)	(100)%
Non-variable direct expenses	59.2	45.5	30%	188.9	164.3	15%
Other gain (loss), net	0.3	—	n/m	(0.7)	—	n/m
Segment income	133.8	77.3	73%	$385.8	$266.0	45%
Allocation of overhead costs	15.0	13.2	14%	59.8	52.4	14%
Segment income, less allocation of overhead costs	$118.8	$64.1	85%	$326.0	$213.6	53%

	Three Months Ended September 30,			Fiscal Year Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Operating Revenues (in millions):
Listed derivatives	$101.9	$53.0	92%	$258.1	$207.3	25%
Securities	489.6	385.0	27%	1,718.0	1,342.1	28%
FX contracts	5.5	9.9	(44)%	30.8	34.6	(11)%
Interest/fees earned on client balances	110.1	73.2	50%	313.8	269.2	17%
Other	64.6	33.0	96%	177.8	108.9	63%
	$771.7	$554.1	39%	$2,498.5	$1,962.1	27%

Volumes and Other Select Data:
Listed derivatives (contracts, 000’s)(1)	50,052	47,310	6%	186,021	174,905	6%
Listed derivatives, average RPC(2)	$1.67	$1.08	55%	$1.25	$1.12	12%
Average client equity - listed derivatives (millions)(1)	$8,062	$4,910	64%	$5,671	$4,491	26%
Securities ADV (millions)	$9,471	$7,574	25%	$9,085	$7,156	27%
Securities RPM(3)	$315	$257	23%	$278	$256	9%
Average money market/FDIC sweep client balances (millions)	$1,246	$993	25%	$1,233	$1,017	21%
FX contracts ADV (millions)	$2,820	$3,324	(15)%	$3,194	$3,827	(17)%
FX contracts RPM	$29	$58	(50)%	$37	$40	(8)%

(1)	The acquisition of RJO, effective July 31, 2025, contributed 15.9 million listed derivative contracts in the fiscal year ended September 30, 2025. Also, for the fiscal year ended September 30, 2025, the average client equity includes the effect of an incremental $3.3 billion per month from RJO for the two months post-acquisition.
(2)	Give-up fees, related to contract execution for clients of other FCMs, are excluded from the calculation of listed derivatives, average RPC.
(3)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM, while interest income related to securities lending is excluded.

	Three Months Ended September 30,			Fiscal Year Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Net Operating Revenues (in millions):
Listed derivatives	$43.7	$13.2	231%	$84.6	$54.1	56%
Securities	142.3	93.4	52%	472.2	348.5	35%
FX contracts	4.9	8.8	(44)%	27.7	30.1	(8)%
Interest/fees earned on client balances	66.7	46.0	45%	194.1	155.8	25%
Other	34.2	12.9	165%	78.3	41.9	87%
	$291.8	$174.3	67%	$856.9	$630.4	36%

Self-Directed/Retail

	Three Months Ended September 30,			Fiscal Year Ended September 30,
(in millions)	2025	2024	% Change	2025	2024	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	42.8	66.8	(36)%	251.9	246.0	2%
Commission and clearing fees	13.4	12.8	5%	53.2	49.9	7%
Consulting, management and account fees	16.9	15.2	11%	68.1	55.9	22%
Interest income	8.0	8.9	(10)%	32.3	37.8	(15)%
Total revenues	81.1	103.7	(22)%	405.5	389.6	4%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	81.1	103.7	(22)%	405.5	389.6	4%
Transaction-based clearing expenses	3.1	3.4	(9)%	13.3	13.6	(2)%
Introducing broker commissions	26.9	23.0	17%	103.0	87.8	17%
Interest expense	2.1	1.6	31%	7.6	7.1	7%
Net operating revenues	49.0	75.7	(35)%	281.6	281.1	—%
Variable compensation and benefits	4.0	5.4	(26)%	15.1	18.7	(19)%
Net contribution	45.0	70.3	(36)%	266.5	262.4	2%
Fixed compensation and benefits	7.4	11.4	(35)%	33.5	44.2	(24)%
Other fixed expenses	24.2	29.3	(17)%	107.4	103.8	3%
Bad debts, net of recoveries	—	(0.1)	(100)%	1.5	0.5	200%
Non-variable direct expenses	31.6	40.6	(22)%	142.4	148.5	(4)%
Other gains	1.1	0.1	n/m	5.5	1.9	189%
Segment income	14.5	29.8	(51)%	129.6	115.8	12%
Allocation of overhead costs	12.6	11.9	6%	50.5	47.1	7%
Segment income, less allocation of overhead costs	$1.9	$17.9	(89)%	$79.1	$68.7	15%

	Three Months Ended September 30,			Fiscal Year Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Operating Revenues (in millions):
Securities	$29.8	$26.8	11%	$115.6	$100.6	15%
FX/CFD contracts	50.1	74.8	(33)%	281.7	281.5	—%
Interest/fees earned on client balances	0.6	0.7	(14)%	2.4	2.7	(11)%
Other	0.5	1.4	(64)%	5.8	4.8	21%
	$81.0	$103.7	(22)%	$405.5	$389.6	4%

Volumes and Other Select Data:
FX/CFD contracts ADV (millions)	$7,393	$7,695	(4)%	$8,209	$6,986	18%
FX/CFD contracts RPM	$104	$150	(31)%	$134	$157	(15)%

	Three Months Ended September 30,			Fiscal Year Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Net Operating Revenues (in millions):
Securities	$5.8	$6.0	(3)%	$24.0	$21.6	11%
FX/CFD contracts	42.0	67.8	(38)%	249.4	252.1	(1)%
Interest/fees earned on client balances	0.6	0.7	(14)%	2.4	2.7	(11)%
Other	0.5	1.3	(62)%	5.8	4.7	23%
	$48.9	$75.8	(35)%	$281.6	$281.1	—%

Payments

	Three Months Ended September 30,			Fiscal Year Ended September 30,
(in millions)	2025	2024	% Change	2025	2024	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	49.6	46.5	7%	202.8	198.0	2%
Commission and clearing fees	2.0	1.5	33%	7.2	5.9	22%
Consulting, management, account fees	0.3	—	n/m	2.2	3.4	(35)%
Interest income	0.2	0.6	(67)%	1.6	2.3	(30)%
Total revenues	52.1	48.6	7%	213.8	209.6	2%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	52.1	48.6	7%	213.8	209.6	2%
Transaction-based clearing expenses	2.0	1.9	5%	7.4	7.0	6%
Introducing broker commissions	1.1	0.8	38%	4.2	2.9	45%
Interest expense	—	0.1	(100)%	—	0.2	(100)%
Net operating revenues	49.0	45.8	7%	202.2	199.5	1%
Variable compensation and benefits	7.7	8.3	(7)%	34.5	37.0	(7)%
Net contribution	41.3	37.5	10%	167.7	162.5	3%
Fixed compensation and benefits	4.8	7.0	(31)%	25.9	28.6	(9)%
Other fixed expenses	6.1	5.5	11%	24.7	20.1	23%
Bad debts, net of recoveries	—	0.2	(100)%	—	1.2	(100)%
Total non-variable direct expenses	10.9	12.7	(14)%	50.6	49.9	1%
Other loss	(0.3)	—	n/m	(0.3)	—	n/m
Segment income	30.1	24.8	21%	116.8	112.6	4%
Allocation of overhead costs	5.7	5.3	8%	22.6	20.9	8%
Segment income, less allocation of overhead costs	$24.4	$19.5	25%	$94.2	$91.7	3%

	Three Months Ended September 30,			Fiscal Year Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Operating Revenues (in millions):
Payments	$50.9	$47.3	8%	$209.2	$205.1	2%
Other	1.2	1.3	(8)%	4.6	4.5	2%
	$52.1	$48.6	7%	$213.8	$209.6	2%

Volumes and Other Select Data:
Payments ADV (millions)	$79	$70	13%	$80	$69	16%
Payments RPM	$10,234	$10,658	(4)%	$10,444	$11,693	(11)%

	Three Months Ended September 30,			Fiscal Year Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Net Operating Revenues (in millions):
Payments	$47.8	$44.7	7%	$197.6	$195.1	1%
Other	1.2	1.1	9%	4.6	4.4	5%
	$49.0	$45.8	7%	$202.2	$199.5	1%

Overhead Costs
We incur overhead costs, including certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities. The following table provides information regarding overhead costs and expenses. The allocation of overhead costs to operating segments includes costs associated with compliance, technology, and credit and risk costs. The share of allocated costs is based on resources consumed by the relevant businesses. In addition, the allocation of human resources and occupancy costs is principally based on employee costs within the relevant businesses.

	Three Months Ended September 30,			Fiscal Year Ended September 30,
(in millions)	2025	2024	% Change	2025	2024	% Change
Compensation and benefits:
Variable compensation and benefits	$21.1	$14.6	45%	$83.1	$76.2	9%
Fixed compensation and benefits	79.1	55.8	42%	276.1	217.1	27%
	100.2	70.4	42%	359.2	293.3	22%
Other expenses:
Occupancy and equipment rental	13.4	13.4	—%	50.3	46.9	7%
Non-trading technology and support	21.5	15.0	43%	71.0	56.7	25%
Professional fees	19.0	7.6	150%	47.9	31.9	50%
Depreciation and amortization	8.6	6.3	37%	29.5	24.2	22%
Communications	2.0	1.5	33%	6.4	6.0	7%
Selling and marketing	2.3	1.9	21%	7.4	7.9	(6)%
Trading systems and market information	4.2	5.0	(16)%	17.0	19.3	(12)%
Travel and business development	3.9	2.1	86%	12.1	9.0	34%
Other	8.5	7.0	21%	28.3	29.6	(4)%
	83.4	59.8	39%	269.9	231.5	17%
Overhead costs, before shared services	183.6	130.2	41%	629.1	524.8	20%
Shared services	(19.0)	(16.6)	14%	(66.8)	(58.0)	15%
Overhead costs, net of shared services	164.6	113.6	45%	562.3	466.8	20%
Allocation of overhead costs	(43.0)	(39.2)	10%	(172.1)	(156.0)	10%
Overhead costs, net of shared services, net of allocation to operating segments	$121.6	$74.4	63%	$390.2	$310.8	26%

Balance Sheet Summary
The following table below provides a summary of asset, liability and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	September 30, 2025	September 30, 2024
Summary asset information:
Cash and cash equivalents	$1,605.8	$1,269.0
Cash, securities and other assets segregated under federal and other regulations	$5,271.0	$2,841.2
Securities purchased under agreements to resell	$10,325.4	$5,201.5
Securities borrowed	$2,743.1	$1,662.3
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$12,890.7	$7,283.2
Receivables from clients, net and notes receivable, net	$1,333.9	$1,013.1
Financial instruments owned, at fair value	$8,604.4	$6,767.1
Physical commodities inventory, net	$917.5	$681.1
Property and equipment, net	$166.6	$143.1
Operating right of use assets	$161.9	$157.0
Goodwill and intangible assets, net	$736.2	$80.6
Other	$511.5	$367.1

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$888.8	$548.8
Operating lease liabilities	$211.7	$195.9
Payables to clients	$19,864.1	$10,345.9
Payables to broker-dealers, clearing organizations and counterparties	$963.4	$734.2
Payables to lenders under loans	$782.0	$338.8
Senior secured borrowings, net	$1,159.0	$543.1
Securities sold under agreements to repurchase	$13,551.0	$8,581.3
Securities loaned	$2,550.8	$1,615.9
Financial instruments sold, not yet purchased, at fair value	$2,919.8	$2,853.3
Stockholders’ equity	$2,377.4	$1,709.1

Common stock outstanding - shares	52,186,635	47,811,539
Net asset value per share	$45.56	$35.75

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Tuesday, November 25, 2025 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://register-conf.media-server.com/register/BIce0bee8aed784670b0f48318af4047ae approximately ten minutes prior to the start time. Participants may preregister for the conference call here.
For those who cannot access the live broadcast, a replay of the call will be available at https://www.stonex.com.
About StoneX Group Inc.
StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its more than 5,400 employees serve more than 80,000 commercial, institutional, and payments clients, and more than 400,000 retail accounts, from more than 80 offices spread across six continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s financial condition, results of operations, business strategy, financial needs of the Company, the anticipated timing of the Company’s acquisition of R.J. O’Brien and the impact of the transaction. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the control of the Company, including statements about the benefits of our acquisition of RJO, including expected synergies and future financial and operating results, the plans, objectives, expectations and intentions of StoneX after the acquisition, adverse changes in economic, political and market conditions, including losses from our market-making and trading activities arising from counterparty failures, global trade policies and tariffs, the loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, uncertainty concerning fiscal or monetary policies established by central banks and financial regulators, the possibility of liabilities arising from violations of foreign, United States (“U.S.”) federal and U.S. state securities laws, the impact of changes in technology in the securities and commodities trading industries, and other risks discussed in our filings with the SEC, including Part I, Item 1A of our Annual Report on Form 10-K for the year ended September 30, 2025. Although we believe that our forward-looking statements are based upon reasonable assumptions regarding our business and future market conditions, there can be no assurances that our actual results will not differ materially from any results expressed or implied by our forward-looking statements.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Appendix - Non-GAAP Financial Information
The following table reconciles net income to EBITDA(1) and Adjusted EBITDA(1).

	Three Months Ended September 30,			Fiscal Year Ended September 30,
	2025	2024	% Change	2025	2024	% Change
(in millions)
Net income	$85.7	$76.7	12%	$305.9	$260.8	17%
Interest expense	436.3	337.8	29%	1,480.5	1,183.5	25%
Depreciation and amortization	21.3	17.3	23%	67.5	53.1	27%
Income tax expense	23.5	21.4	10%	102.9	93.3	10%
EBITDA	566.8	453.2	25%	1,956.8	1,590.7	23%
Amortization of share-based compensation	13.8	9.4	47%	49.0	37.2	32%
Interest expense attributable to trading activities	(408.6)	(323.5)	26%	(1,402.7)	(1,115.7)	26%
Other (gains) losses, net	(1.1)	(0.1)	n/m	(5.5)	(8.8)	(38)%
Adjusted EBITDA	$170.9	$139.0	23%	$597.6	$503.4	19%
(1)EBITDA and Adjusted EBITDA are non-GAAP measures.
EBITDA, a non-GAAP measure used to measure operating performance, is defined as net income plus interest expense, depreciation and amortization, and income tax expense. Adjusted EBITDA represents EBITDA plus amortization of share-based compensation and less interest expenses attributable to trading activities, including the credit facilities of our subsidiaries, gain on acquisitions, acquisition-related expenses, and gain on class action settlements.
Each of the EBITDA-based measures described above is not a presentation made in accordance with GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP as a measure of operating performance or to cash flows as a measure of liquidity. Additionally, each such measure is not intended to be a measure of free cash flows available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these EBITDA-based measures may not be comparable to other similarly titled measures of other companies.
The Company believes EBITDA is helpful in highlighting the business’s trends because EBITDA excludes the results of decisions that are outside the control of management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, EBITDA provides more comparability between the historical operating results that reflect purchase accounting and the new capital structure.

StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G